UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

JP Morgan Chase Bank, N.A. (the “Trustee”), on behalf of the Mesa Offshore Trust (the “Trust”), announced today that it will close the Trust’s unit transfer books and no further unit transfers will be recognized after the close of business on February 22, 2010, the record date for the Trust’s liquidating distributions.  Although the Trust cannot control trading, trading of the Trust’s common units on the OTC Bulletin Board should also cease.

There will be 71,980,216 units of beneficial interest in the Trust outstanding as of the close of business on February 22, 2010.

The Trustee anticipates making its first liquidating distribution of approximately $8.37 million ($0.116328 per unit) on or about March 24, 2010, to unit holders of record as of February 22, 2010, absent any unforeseen circumstances.

The Trustee will hold in reserve amounts sufficient to cover estimated expenses associated with the winding up and termination of the Trust.  Amounts remaining after the completion of the termination of the Trust, if any, will be paid to unit holders in a second liquidating distribution.

The Trustee will continue to act as Trustee and exercise its powers for the purpose of liquidating and winding up the affairs of the Trust at its termination until its duties have been fully performed and the Trust estate is finally distributed.  In accordance with the Trust Indenture, the Trustee will as promptly as possible distribute the remaining assets in the Trust estate (including settlement proceeds), after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities.

Pursuant to General Instruction B.2 of Form 8-K, the Notice to Unitholders of Mesa Offshore Trust attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1                                                                                    Mesa Offshore Trust Press Release dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: February 18, 2010	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1	Mesa Offshore Trust Press Release dated February 18, 2010.